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                                                                    Exhibit 21.1

                                 SUBSIDIARY LIST

                                                                         STATE OF INCORPORATION
     NAME OF SUBSIDIARY                                                    OR ORGANIZATION
     ------------------                                                    ---------------
1. Alpha Coal Sales Co., LLC                                                  Delaware

2. Alpha Land and Reserves, LLC                                               Delaware

3. Alpha Natural Resources, LLC                                               Delaware

4. Alpha Natural Resources Capital Corp.                                      Delaware

5. Alpha Natural Resources Services, LLC                                      Delaware

6. Alpha NR Holding, Inc.                                                     Delaware

7. Alpha NR Ventures, Inc.                                                    Delaware

8. Alpha Terminal Company, LLC                                                Delaware

9. AMFIRE, LLC                                                                Delaware

10. AMFIRE Holdings, Inc.                                                     Delaware

11. AMFIRE Mining Company, LLC                                                Delaware

12. AMFIRE WV, L.P.                                                           Delaware

13. ANR Holdings, LLC                                                         Delaware

14. Black Dog Coal Corp.                                                      Virginia

15. Brooks Run Mining Company, LLC                                            Delaware

16. Dickenson-Russell Coal Company, LLC                                       Delaware

17. Enterprise Mining Company, LLC                                            Delaware

18. Esperanza Coal Co., LLC                                                   Delaware

19. GTTC LLC                                                                  New Mexico

20. Herndon Processing Company, LLC                                           West Virginia

21. Kepler Processing Company, LLC                                            West Virginia

22. Kingwood Mining Company, LLC                                              Delaware

23. Litwar Processing Company, LLC                                            West Virginia

24. Maxxim Rebuild Co., LLC                                                   Delaware

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
25. Maxxim Shared Services, LLC                                               Delaware

26. Maxxum Carbon Resources, LLC                                              Delaware

27. McDowell-Wyoming Coal Company, LLC                                        Delaware

28. NatCoal LLC                                                               Colorado

29. Paramont Coal Company Virginia, LLC                                       Delaware

30. Riverside Energy Company, LLC                                             West Virginia

31. Solomons Mining Company                                                   West Virginia